UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2026

Pioneer Acquisition I Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42709	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Concord Street

Brooklyn, NY 11201

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (347) 720-2907

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	PACHU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	PACH	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	PACHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2026, the Board of Directors (the “Board”) of Pioneer Acquisition I Corp. (the “Company”) appointed Adeel Rouf to serve as an independent director of the Company, effective immediately.

Adeel Rouf, age 34, currently serves as Chief Financial Officer and Director of Titan Acquisition Corp. and Board Advisor to CSLM Acquisition Corporation, each a special purpose acquisition company listed on Nasdaq. From Apil 2024 until June 2026, Mr. Rouf served as the President, Chief Executive Officer and as a director of Voyager Acquisition Corp. From April 2022 to August 2024, Mr. Rouf served as Chief Operating Officer of Northen Revival Acquisition Corporation. From July 2023 to June 2024, Mr. Rouf served as a Director of Zalatoris II Acquisition Corp. (Nasdaq: ZLS) and, from June 2023 to September 2024, as Director of Zalatoris Acquisition Corp. (NYSE: TCOA). From February 2021 to August 2022, Mr. Rouf served as the founder and Chief Financial Officer of the Founder SPAC, the special purpose acquisition company that merged with Rubicon Technologies, Inc. (NYSE: RBT) in a transaction valued at $1.7 billion, and, from June 2020 to January 2023, as Senior Vice President of Altitude Acquisition Corp., (NASQAQ: ALTU). Mr. Rouf was a Board Advisor and Co-Sponsor of Investcorp India Acquisition Company from January 2021 to June 2022. Mr. Rouf worked as an Investment Professional at Cohen and Company Asset Management from April 2019 to June 2020. Previously, Mr. Rouf worked as an Investment Professional at FinTech Acquisition Corp. III, a special purpose acquisition company which merged with Paya, Inc. (Nasdaq: PAYA), and as an Investment Professional at Insurance Acquisition Corp., which merged with Shift Technologies, Inc. Mr. Rouf was a member of J.P. Morgan Chase & Co.’s Investment Banking Leveraged Finance team executing debt finance transactions and worked at Sumitomo Mitsui Banking Corporation executing structured debt finance transactions. Mr. Rouf graduated from Baruch College with a BBA in Accounting and received a Master of Science degree in Sustainability Management and Energy Finance from Columbia University. Mr. Rouf is well-qualified to serve as a member of the Board due to his experience in the financial services industry.

In connection with Mr. Rouf’s appointment, the Board appointed Mr. Rouf to serve as a member of the Audit Committee, effective immediately.

There are no arrangements or understandings between Mr. Rouf and any other person pursuant to which he was elected as a director of the Company, and there are no family relationships between Mr. Rouf and any of the Company’s other directors or executive officers.

Consistent with disclosures in the Company’s Registration Statement on Form S-1 (File No. 333-287656), Mr. Rouf will not receive any cash or non-cash compensation for his service as a director prior to the Company’s initial business combination. No additional compensatory arrangements for Mr. Rouf have been determined as of the date of this report.

In connection with Mr. Rouf’s appointment, he will enter into (i) an indemnification agreement and (ii) a joinder to the letter agreement dated as of June 17, 2025, entered into by the Company with its directors (and the other parties thereto) in connection with the Company’s initial public offering. Each of the director indemnification agreement and letter agreement was described in, and the forms of which were filed as exhibits to, the Company’s Current Report on Form 8-K relating to the Company’s initial public offering (File No. 001-42709).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER ACQUISITION I CORP

Date: June 23, 2026	/s/ Mitchell Creem
	Name:	Mitchell Creem
	Title:	Chief Executive Officer

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